Exhibit 99

RAVEN INDUSTRIES, INC.	NASDAQ: RAVN	SIOUX FALLS, SD	RAVENIND.COM

Raven Industries Reports Fourth-Quarter and Fiscal 2014 Results
Sales Rise in Aerostar and Engineered Films

Sioux Falls, SD-March 12, 2014-Raven Industries, Inc. (NASDAQ: RAVN) today reported sales and earnings for its fourth quarter and fiscal year ended January 31, 2014.
For the fourth quarter, sales were $92.6 million, a 3 percent gain from $89.6 million in the prior-year fourth quarter. Sales rose in the Engineered Films and Aerostar divisions, growing 16 percent and 3 percent, respectively. This was partially offset by a 5 percent sales decline in the company’s Applied Technology division.
Raven’s fourth-quarter net income was $8.3 million, or $0.23 per diluted share, versus year-earlier net income of $11.1 million, or $0.30 per diluted share. The decrease was primarily due to higher raw material costs in Engineered Films, increased R&D investments for Aerostar and lower sales volume in Applied Technology.
Fiscal 2014 Results
For the 12 months, sales totaled $394.7 million, versus last year’s $406.2 million. Net income was $42.9 million, or $1.17 per diluted share, versus $52.5 million, or $1.44 per diluted share, in fiscal 2013.
“While not readily apparent from our financials, fiscal 2014 was a year of progress for Raven. We advanced our strategy and better positioned areas of the business where we intend to grow long term,” said Daniel A. Rykhus, Raven’s president and chief executive officer. “As a company, we’re moving to more proprietary product lines while intentionally reducing our lower-margin, low-growth contract manufacturing business. This had an impact on our performance during the year and reflects our ongoing adjustment to conditions and opportunities.
“Our vision is to be a leader in providing the world with more food and energy, protecting the environment and allowing people to live more safely by delivering diverse technology solutions-in short, we solve some of the world’s greatest challenges. This clear vision brings meaning to the work of the organization and ensures our focus on profitable opportunities with strong fundamentals.”
Agriculture Drives Films Growth
For the fiscal 2014 fourth quarter, sales in Engineered Films rose 16 percent to $35.6 million from $30.8 million a year ago. Operating income was $3.4 million, compared with $4.4 million in the year-earlier quarter.

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Raven Industries Fiscal 2014 Fourth-Quarter Results
March 12, 2014

Said Rykhus, “Sales of energy, construction and industrial films were higher in the fourth quarter of fiscal 2014 than in the comparable quarter last year. Barrier films for agriculture-fueled by sales of fumigation and silage films-also rose compared to the prior year’s fourth quarter. The addition of new extrusion capacity earlier in the year was a key factor in our ability to meet demand for these high-tech films.”
Operating income was constrained in the quarter due to markedly higher resin costs compared to a year ago, combined with persisting market conditions that have not allowed the company to pass through these higher expenses. While Raven cannot control resin prices, the company is developing and growing sales of higher-margin barrier films and has introduced pricing changes to improve margins at current run rates. At the same time the company is pursuing operating improvements including leveraging its new reclaim production line, to achieve additional cost savings.
Applied Technology Sees OEM Demand
For the fourth quarter, sales in Applied Technology were $36.4 million, versus $38.4 million last year. Operating income was $10.8 million, compared to $12.3 million in the prior-year period. Lower after-market demand in the United States and Canada led to the declines. This was partially offset by demand from OEM customers, rising performance in Brazil and solid contributions from new products.
Said Rykhus, “While we expect fluctuations quarter to quarter, the fourth-quarter drop-off in aftermarket orders was unanticipated. We had seen accelerating demand through October, but as the quarter progressed we did not see the normal level of follow-on orders from our aftermarket distribution.”
OEM demand continued to rise for certain products, including Raven’s advanced field computers, planter and seeder controls, boom controls and application controls. The company also remained focused on developing and deepening relationships with its more than 30 OEM partners-expanding market share and extending its innovative technology to a broader range of customers.
Said Rykhus, “Internationally, we saw sustained demand in Brazil both from an OEM and aftermarket perspective. Emerging agricultural markets abroad operate at different life cycle stages and, therefore, have different needs. Raven has the breadth of precision agriculture products to meet those needs. We continue to see opportunity abroad in markets that are less mature.”
Aerostar Delivers Sales Increase
For the 2014 fourth quarter, Aerostar reported sales of $23.9 million, up from $23.2 million in the year-earlier quarter, despite a $6 million decline in contract manufacturing revenues, which was expected. Aerostar’s planned growth strategy emphasizes proprietary products over contract manufacturing, as noted earlier. Strength in Vista Research and lighter-than-air products offset the reduced contract manufacturing deliveries.
Divisional operating income was $2.3 million, versus $2.8 million in fiscal 2013-as improved gross profits were offset by higher R&D investments to support Vista radar technology, as well as Project Loon with Google.
Within Aerostar, Vista Research’s strong sales continued in the fiscal fourth quarter. Vista’s Smart Sensing Radar Systems fueled a 45 percent quarterly revenue increase. As previously disclosed, Vista Research was selected by Raytheon as a preferred radar solution for future U.S. and export opportunities.
Raven continues its support of Google’s Project Loon-which strives to provide Internet access in remote and underdeveloped areas. Raven brings decades of experience in high altitude balloon engineering and manufacturing technologies to this program-including the latest breakthroughs in super pressure balloons. Project Loon has the potential to change millions of lives through improved medical care, access to

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Raven Industries Fiscal 2014 Fourth-Quarter Results
March 12, 2014

knowledge and enriched agriculture-all benefits of connecting people through the Internet. Raven anticipates modest revenues from this project through the fiscal 2015 first half, with the possibility of significant revenue growth later in fiscal 2015, subject to continuing success.
Said Rykhus, “Project Loon is one of three key growth drivers for Aerostar. We also made important headway in fiscal 2014 to establish the infrastructure and regulatory processes to sell our aerospace and situational awareness products overseas. In fiscal 2015, Aerostar is focusing on expanding our proprietary technology opportunities, including advanced radar systems, high altitude balloons and aerostats to international markets. We are excited about these opportunities.”
Strong Cash Position
At January 31, 2014, Raven’s cash and investment balances were $53.2 million, up from $49.4 million a year ago. 12-month operating cash flows were $52.8 million, versus $76.5 million in the prior year. In fiscal 2014, the company paid $17.5 million in dividends to shareholders ($0.48 per share) and made capital expenditures totaling $30.7 million. Accounts receivable decreased to $54.6 million, compared with $56.3 million at January 31, 2013. Inventories were $54.9 million, up from $46.2 million one year earlier.
Looking Ahead
Said Rykhus, “The markets we have chosen in agriculture, situational awareness and natural resource protection will continue to provide profitable growth opportunities as we use technology to solve great challenges. We will also apply our core technology to adjacent opportunities that fit our purpose, as we have with the use of balloons for Internet connectivity.
“In fiscal 2015, our focus will be on: measurably growing revenues from our situational awareness and lighter-than-air product lines; driving Applied Technology through international market expansion, new products and broadening OEM relationships; and bringing high-value plastic film applications to each of our Engineered Films markets.”
For the fiscal 2015 first quarter, Raven expects to see solid growth in Engineered Films revenues from agriculture and higher OEM deliveries in Applied Technology, substantially offset by ongoing contract manufacturing declines and uncertain agricultural aftermarkets. The company expects profits to be flat to slightly down in the first quarter, followed by profit growth as the year progresses. For the 2015 fiscal year, management anticipates profit improvement over fiscal 2014 will be derived from renewed growth in Applied Technology, realization of Aerostar’s growth drivers and stronger operational performance in Engineered Films.
Concluded Rykhus, “Despite headwinds in fiscal 2014, we continued to deliver strong returns on sales, assets and equity-demonstrating the strength of Raven, even during challenging years. In fiscal 2015, we will leverage this strength to drive growth from the core businesses in all three of our operating divisions, and aggressively pursue closely adjacent opportunities.”
Conference Call Information
Raven will host a conference call today, Wednesday, March 12, 2014, at 9:00 a.m. Central Time to discuss fourth-quarter performance. Analysts and investors are invited to join the conference call by dialing: 1-866-393-0676. Alternatively, the live call can be accessed through the Investor Relations section of the company’s website at http://investors.ravenind.com/. Please log on to the website at least 15 minutes early to register on the Events & Presentations page, and download and install any necessary audio software.

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Raven Industries Fiscal 2014 Fourth-Quarter Results
March 12, 2014

A replay of the conference call will be available two hours after the call ends through 11:59 p.m. CT on Wednesday, March 19, 2014. To access the replay, dial 1-855-859-2056 and enter conference ID: 23737914. A replay also will be available on the company’s website.
About Raven Industries, Inc.
Since 1956, Raven Industries has designed and manufactured high-quality, high-value technical products. Raven is publicly traded on NASDAQ (RAVN) and has earned an international reputation for innovation, product quality, high performance and unmatched service. With strengths in engineering, manufacturing, and technological innovation, Raven serves the precision agriculture, high performance specialty films, aerospace, and electronic manufacturing services markets. Visit www.RavenInd.com for more information.
Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the expectations, beliefs, intentions or strategies regarding the future. Without limiting the foregoing, the words “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” and similar expressions are intended to identify forward-looking statements. The company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act. Although management believes that the expectations reflected in forward-looking statements are based on reasonable assumptions, there is no assurance these assumptions are correct or that these expectations will be achieved. Assumptions involve important risks and uncertainties that could significantly affect results in the future. These risks and uncertainties include, but are not limited to, those relating to weather conditions and commodity prices, which could affect sales and profitability in some of the company’s primary markets, such as agriculture, construction and oil and gas drilling; or changes in competition, raw material availability, technology or relationships with the company’s largest customers, risks and uncertainties relating to development of new technologies to satisfy customer requirements, possible development of competitive technologies, ability to scale production of new products without negatively impacting quality and cost, and ability to finance investment and working capital needs for new development projects, as well as other risks described in the company’s 10-K under Item 1A. This list is not exhaustive, and the company does not have an obligation to revise any forward-looking statements to reflect events or circumstances after the date these statements are made.

Contact Information
At the Company:	At PadillaCRT:
Tom Iacarella, Vice President and CFO	Matt Sullivan
605-336-2750	612-455-1700
Thomas.Iacarella@ravenind.com	matt.sullivan@padillacrt.com

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Raven Industries Fiscal 2014 Fourth-Quarter Results
March 12, 2014

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars and shares in thousands, except earnings per share) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2013	2012	Fav (Unfav)Change	2013	2012	Fav (Unfav)Change
Net sales	$92,638	$89,575	3%	$394,677	$406,175	(3)%
Costs of goods sold	66,875	62,676		275,323	278,502
Gross profit	25,763	26,899	(4)%	119,354	127,673	(7)%

Research and development expenses	4,393	2,905		16,576	13,367
Selling, general and administrative expenses	9,010	8,513		38,784	36,614
Operating income	12,360	15,481	(20)%	63,994	77,692	(18)%

Other (expense), net	89	158		(371)	(46)
Income before income taxes	12,449	15,639	(20)%	63,623	77,646	(18)%

Income taxes	4,171	4,537		20,721	25,091
Net income	8,278	11,102	(25)%	42,902	52,555	(18)%

Net income (loss) attributable to the noncontrolling interest	—	5		(1)	10

Net income attributable to Raven Industries, Inc.	$8,278	$11,097	(25)%	$42,903	$52,545	(18)%

Net income per common share:
basic	$0.23	$0.31	(26)%	$1.18	$1.45	(19)%
diluted	$0.23	$0.30	(23)%	$1.17	$1.44	(19)%

Weighted average common shares:
basic	36,487	36,381		36,447	36,345
diluted	36,763	36,513		36,645	36,533

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Raven Industries Fiscal 2014 Fourth-Quarter Results
March 12, 2014

RAVEN INDUSTRIES, INC.
SALES AND OPERATING INCOME BY SEGMENT
(Dollars in thousands) (Unaudited)

	Three Months Ended January 31,			Twelve Months Ended January 31,
	2014	2013	Fav (Unfav)Change	2014	2013	Fav (Unfav)Change
Net sales
Applied Technology	$36,392	$38,432	(5)%	$170,461	$171,778	(1)%
Engineered Films	35,622	30,781	16%	147,620	141,976	4%
Aerostar	23,899	23,186	3%	90,605	102,051	(11)%
Intersegment eliminations	(3,275)	(2,824)		(14,009)	(9,630)
Total Company	$92,638	$89,575	3%	$394,677	$406,175	(3)%

Operating income
Applied Technology	$10,824	$12,342	(12)%	$57,000	$59,590	(4)%
Engineered Films	3,389	4,388	(23)%	18,154	25,115	(28)%
Aerostar	2,332	2,760	(16)%	7,816	10,341	(24)%
Intersegment eliminations	(50)	26		(111)	(61)
Total segment income	$16,495	$19,516		$82,859	$94,985
Corporate expenses	(4,135)	(4,035)	(2)%	(18,865)	(17,293)	(9)%
Total Company	$12,360	$15,481	(20)%	$63,994	$77,692	(18)%

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Raven Industries Fiscal 2014 Fourth-Quarter Results
March 12, 2014

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands) (Unaudited)

	January 31,	January 31,
	2014	2013
ASSETS
Cash, cash equivalents and short-term investments	$53,237	$49,353
Accounts receivable, net	54,643	56,303
Inventories	54,865	46,189
Other current assets	6,660	4,903
Total current assets	169,405	156,748

Property, plant and equipment, net	98,076	81,238
Other assets, net	34,338	35,224
	$301,819	$273,210

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$12,324	$14,438
Accrued and other liabilities	17,495	18,623
Total current liabilities	29,819	33,061

Other liabilities	20,538	18,702
Shareholders' equity	251,462	221,447
	$301,819	$273,210

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Raven Industries Fiscal 2014 Fourth-Quarter Results
March 12, 2014

RAVEN INDUSTRIES, INC.
CONDENSED CONSOLIDATED CASH FLOWS
(Dollars in thousands) (Unaudited)

	Twelve Months Ended January 31,
	2014	2013
Cash flows from operating activities:
Net income	$42,902	$52,555
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	14,195	13,098
Other operating activities, net	(4,261)	10,803
Net cash provided by operating activities	52,836	76,456

Cash flows from investing activities:
Capital expenditures	(30,701)	(29,675)
Other investing activities, net	(914)	(255)
Net cash used in investing activities	(31,615)	(29,930)

Cash flows from financing activities:
Dividends paid	(17,465)	(15,244)
Payment of acquistion-related contingent liabilities	(353)	(8,367)
Other financing activities, net	464	604
Net cash used in financing activities	(17,354)	(23,007)

Effect of exchange rate changes on cash	(233)	(8)

Net increase in cash and cash equivalents	3,634	23,511
Cash and cash equivalents at beginning of period	49,353	25,842
Cash and cash equivalents at end of period	52,987	49,353
Short-term investments	250	—
Cash, cash equivalents and short-term investments	$53,237	$49,353

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